EXHIBIT 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:36 pm 05/06/2008
FILED 12:36 pm 05/06/2008
SRV 080508722 – 2118347 FILE
RESTATED
CERTIFICATE OF INCORPORATION
OF
NEWELL RUBBERMAID INC.
Newell Rubbermaid Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the Corporation is Newell Rubbermaid Inc. The Corporation was originally incorporated under the name NEW NEWELL CO. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 23, 1987.

B. This Restated Certificate of Incorporation, which amends and restates the Corporation’s Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

C. The Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

FIRST: The name of the Corporation is Newell Rubbermaid Inc.
SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, DE 19801. The name of the Corporation’s registered agent at such address is Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
FOURTH: The total number of shares which the Corporation shall have authority to issue is 810,000,000, consisting of 800,000,000 shares of Common Stock of the par value of $1.00 per share and 10,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value, and 9,990,000 shares of the par value of $1.00 per share. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each of the classes of stock of the Corporation are as follows:
A.    Common Stock. Each holder of Common Stock shall be entitled to one (1) vote for each such share of Common Stock.

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B.    Preferred Stock. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such price or prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board.
C.    Increase in Authorized Shares. The number of authorized shares of any class of stock of the Corporation may be increased by the affirmative vote of a majority of the stock of the Corporation entitled to vote thereon, without a vote by class or by series.
FIFTH: [Reserved].
SIXTH: A. The Board of Directors shall be divided into three classes (which at all times shall be as nearly equal in number as possible). The initial term of office of the first class (“Class I”) shall expire at the 1988 annual meeting of stockholders, the initial term of office of the second class (“Class II”) shall expire at the 1989 annual meeting of stockholders, and the initial term of office of the third class (“Class III”) shall expire at the 1990 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall cease to serve by reason of death, resignation or other cause. If the number of directors is changed, any increase or decease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.
B.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors shall determine the rights, powers, duties, rules and procedures that shall affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation.
C.    Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires.

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D.    The provisions set forth in paragraphs A and C of this Article SIXTH are subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation.
E.    [Reserved].
SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.
EIGHTH: A. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation, nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors, or by any stockholder entitled to vote in the election of directors generally provided that such stockholder has given actual written notice of such stockholders’ intent to make such nomination or nominations to the Secretary of the Corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following (a) the date on which notice of such meeting is first given to stockholders or (b) the date on which public disclosure of such meeting is made, whichever is earlier.
B.    Each such notice shall set forth: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings involving any two or more of the stockholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or relating to the Corporation or its securities or to such nominee’s service as a director if elected; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
C.    [Reserved].

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NINTH: A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
B.    [Reserved].
TENTH: [Reserved].
ELEVENTH: Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the Corporation of any class at any time authorized, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.
TWELFTH: No holder of stock of any class of the Corporation or of any security convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any pre-emptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation or any security convertible into, or any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.
THIRTEENTH: Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in or to any dividends declared, or other distributions made, by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.
FOURTEENTH: A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and other expenses (including attorneys’ fees) (“Expenses”),

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judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of this Article, “serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise” shall include any service by a director or officer of the Corporation as a director, officer, employee, agent or fiduciary of such other Corporation, partnership, joint venture, trust or other enterprise, or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise.
B.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or omitted in such capacity against Expenses actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such Expenses which the Court of Chancery of Delaware or such other court shall deem proper.
C.    To the extent that any person referred to in paragraphs (A) or (B) of this Article has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.
D.    Any indemnification under paragraphs (A) or (B) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (A) or (B). Such determination shall be made (i) by the board of directors by a majority vote of a quorum (as defined in the By-Laws of the Corporation) consisting of directors who were not parties to such

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action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
E.    Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding and appeal upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.
F.    The determination of the entitlement of any person to indemnification under paragraphs (A), (B) or (C) or to advancement of Expenses under paragraph (E) of this Article shall be made promptly, and in any event within 60 days after the Corporation has received a written request for payment from or on behalf of a director or officer and payment of amounts due under such sections shall be made immediately after such determination. If no disposition of such request is made within said 60 days or if payment has not been made within 10 days thereafter, or if such request is rejected, the right to indemnification or advancement of Expenses provided by this Article shall be enforceable by or on behalf of the director or officer in any court of competent jurisdiction. In addition to the other amounts due under this Article, Expenses incurred by or on behalf of a director or officer in successfully establishing his right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Corporation.
G.    The indemnification and advancement of Expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or while employed by or acting as a director or officer of the Corporation or as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of this Article, the Corporation shall indemnify or make advancement of Expenses to any person referred to in paragraphs (A) or (B) of this Article to the full extent permitted under the laws of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.
H.    All rights to indemnification and advancement of Expenses provided by this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves, served or has agreed to serve in such capacity, or at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise, at any time while this Article and the relevant provisions of the Delaware General Corporation Law or other applicable law, if any, are in effect. Any repeal or modification of this Article, or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law, shall not in any way diminish any rights to

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indemnification of or advancement of Expenses to such director or officer or the obligations of the Corporation.
I.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.
J.    The Board of Directors may, by resolution, extend the provisions of this Article pertaining to indemnification and advancement of Expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee, agent or fiduciary of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or with respect to any employee benefit plan (or its participants or beneficiaries) of the corporation or any such other enterprise.
K.    The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.
FIFTEENTH: No person who was or is a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to this Corporation or its stockholders shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended. For purposes of this Article, “fiduciary duty as a director” shall include any fiduciary duty arising out of serving at the request of this Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and “personally liable to the Corporation” shall include any liability to such other Corporation, partnership, joint venture, trust or other enterprise, and any liability to this Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.
Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

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SIXTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also this Corporation.
SEVENTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
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IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be signed by Dale L. Matschullat Senior Vice President – General Counsel and Corporate Secretary of the Corporation.
By    /s/ Dale L. Matschullat_

Name: Dale L. Matschullat
Title: Senior Vice President – General Counsel and Corporate Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 10:59 AM 05/09/2012
FILED 10:52 AM 05/09/2012
SRV 120533382 - 2118347 FILE
AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION OF
NEWELL RUBBERMAID INC.

Newell Rubbermaid Inc. (the “Corporation”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The proposed amendment is as follows:
Article SIXTH of the Restated Certificate of Incorporation shall be amended by replacing the Article thereof numbered SIXTH so that, as amended, said Article shall be and read as follows:
SIXTH: A. At each annual meeting of stockholders of the Corporation commencing with the 2013 annual meeting of stockholders, directors whose terms expire at that meeting (or such directors’ successors) shall be elected for a one-year term (with each remaining director whose term does not expire at such meeting being referred to for the remainder of such term as a “Continuing Classified Director”). Accordingly, at the 2013 annual meeting of stockholders, directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2014 annual meeting of stockholders; at the 2014 annual meeting of stockholders, directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders; and at the 2015 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall cease to serve by reason of death, resignation or other cause.
B.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors shall determine the rights, powers, duties, rules and procedures that shall affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation.
C.     Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office (i) until the next election of the class for

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which such director has been chosen if such director has been appointed to serve in one of the remaining classes of directors or (ii) until the next succeeding annual meeting of stockholders and, in either instance until such director’s successor is elected and qualified, unless he or she shall cease to serve by reason of death, resignation or other cause.
D.     Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause (except that Continuing Classified Directors may be removed only for cause) by a majority of the shares then entitled to vote at an election of directors.
E.    The provisions set forth in paragraphs A, C and D of this Article SIXTH are subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation.
2. That thereafter, pursuant to a resolution of the Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
3. This amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 9th day of May, 2012.

By    __/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel
& Corporate Secretary

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